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                                                                   Exhibit 10.3

                                 LEASE AGREEMENT

                                     Office

This LEASE AGREEMENT dated this 22nd day of March, 1999 by and between KENNETH
H. SEARL, JR. (hereinafter referred to as "Landlord"), and WAREFORCE INCORPORATED a California corporation (hereinafter referred to as "Tenant").

                                   WITNESSETH

         1. Leased Premises. In consideration of the rents, terms, provisions, and covenants of this Lease Agreement, Landlord does hereby lease and let unto Tenant and Tenant does hereby hire, lease and take from Landlord, the premises as shown and marked on Exhibit A attached consisting of approximately 26,146 square feet (hereinafter called the "Leased Premises"), of that certain property located at 14700 28th Avenue North in the City of Plymouth, County of Hennepin, State of Minnesota 55447 as set forth and legally described on Exhibit B attached hereto and made a part hereto (hereinafter called the "Building").

         2. Term. To have and to hold said Leased Premises for a term of thirty-six (36) months, commencing on the 22nd day of March 1999 ("Commencement Date"), through the 21st day of March 2002 (hereinafter called the "Term") upon the rentals and subject to the conditions set forth in this Lease Agreement.

         3.       Use of Leased Premises.

         3.1 Generally. Tenant shall use the Leased Premises solely as an office and warehouse facility. Tenant shall not use or permit upon the Leased Premises anything that might be dangerous to life or limb. Tenant shall not, in any manner, deface or injure any part of the Leased Premises or commit waste thereon. Tenant shall not do anything or permit anything to be done upon the Leased Premises which in any way would tend to create a public or private nuisance or would tend to disturb occupants of neighboring property or would tend to injure the reputation of the Leased Premises. Tenant shall not use or occupy the Leased Premises or



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permit the Leased Premises to be used or occupied in a manner which would violate any certificate of occupancy affecting the Leased Premises, or would cause structural injury to the Improvements, or would cause the value or usefulness of any part of the Leased Premises to diminish in any material respect.

         3.2 Compliance With Law. Tenant shall, at its sole cost and expense, comply with (a) all laws, regulations and ordinances of any applicable governmental authority ("Laws") affecting the Leased Premises and the occupancy, operation or use of the Leased Premises, including those pertaining to the Americans With Disabilities Act (the ADA), (b) all rules, orders and regulations of the state fire marshal or fire insurance rating bureau or other similar organization for the prevention of fire or the correction of hazardous conditions, and (c) the requirements of all policies of public liability, fire and other insurance at any time in force with respect to the Leased Premises.

         3.3 Tenant's Business. Tenant shall observe and comply with all conditions and requirements necessary to conduct Tenant's business operations upon the Leased Premises, including any and all rights, licenses, permits (including but not limited to zoning variances, special exemptions and nonconforming uses), privileges, franchises and concessions which may be applicable to the Leased Premises. Tenant shall, at its sole cost and expense, procure any and all necessary permits, certificates, licenses or other authorizations required for its use of the Leased Premises. If the owner of the Leased Premises is required by law to join in any such application, Landlord shall allow any applications for such permits, certificates or other authorizations to be made in Landlord's name and shall execute any documents required in connection with such applications promptly on request and shall otherwise cooperate fully with Tenant in connection with such applications, provided Tenant is otherwise in compliance with the terms and conditions hereof and provided Landlord is not required to incur cost or expense in doing so.

         4. Base Rent. Tenant agrees to pay to Landlord as base rental in lawful money of the United States of America (hereinafter called "Base Rental") for the Leased Premises, without notice set-off or demand, the annual sum of One Hundred Eighty Nine Thousand Five Hundred Seventy-one




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Dollars ($189,571) payable in monthly installments of Fifteen Thousand Seven
Hundred Ninety -Seven and 58\100 Dollars ($15,797.58) commencing on the date hereof, said monthly installments to be due and payable on the first day of each and every month thereafter during the Term of this Lease Agreement, or any extension or renewal thereof in advance at the office of Landlord as set forth in this Lease Agreement or at such other place as Landlord may designate in writing. In the event the Commencement Date falls on a date other than the first of a month, the rental for that month shall be prorated and adjusted accordingly.

         5. Operating Costs and Expenses. Tenant shall, for the entire Term, pay to Landlord as an item of additional rent, without any setoff or deduction therefrom, its Proportionate Share of the annual aggregate operating costs and expenses ("Operating Expenses") which Landlord may incur in owning, maintaining and operating the Building during each calendar year of the Term. Tenants "Proportionate Share" is 69.25% which is defined as Tenant's percentage of Operating Expenses incurred by Landlord with respect to the Building (being the decimal equivalent of a fraction, the numerator of which is the number of square feet of the Leased Premises and the denominator of which is the number of square feet within the entire Building). "Operating Expenses" are defined to include all expenses and costs (but not specific costs which are separately billed to and paid by individual tenants) of every kind and nature which the Landlord shall pay or become obligated to pay because of or in connection with the ownership and operation of the Building and supporting facilities of the Building, including but not limited to all real estate taxes and annual installments of special or other assessments payable with respect to the Building, and all other taxes, service payments in lieu of taxes, excises, levies, fees, or charges, general and special, ordinary and extraordinary, of any kind, which are assessed, levied, charged, confirmed or imposed by any public authority upon the Building, its operations or the rent provided for in this Lease; costs of any contest of such taxes, including attorney's fees, management fees, insurance premiums, utility costs, janitorial costs, Building security costs, costs of wages, maintenance costs (relating to the Building and adjacent land including sidewalks, skyways, landscaping and parking or service areas, common areas, service contracts, equipment and supplies) and all other costs of any nature whatsoever which for federal tax purposes may be expensed rather than capitalized, but exclusive only of




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leasing commissions, depreciation, costs of tenant improvements and payments of principal and interest on any mortgages, deeds of trusts, or other security devices covering the Building.

         As soon as reasonably practicable prior to the commencement of each calendar year during the Term, Landlord shall furnish to Tenant as estimate of Operating Expenses for the ensuing calendar year and Tenant's Proportionate Share thereof. Tenant shall pay, as additional rent hereunder, together with each installment of Base Rental, one-twelfth (1/12th) of its estimated annual Proportionate Share of Operating Expenses. As soon as reasonably practicable after the end of each calendar year during the Term, Landlord shall furnish to Tenant a statement of the actual Operating Expenses for the previous calendar year, including Tenant's Proportionate Share of Operating Expenses, and within thirty (30) days thereafter Tenant shall pay to Landlord, or Landlord shall credit to the next rent payments due Landlord from Tenant or at the end of the Term by a refund, as the case may be, any difference between the actual Operating Expenses and the estimated Operating Expenses paid by Tenant. Tenant's Proportionate Share of Operating Expenses for the years in which this Lease commences and terminates shall be prorated by multiplying the actual Operating Expenses by a fraction the numerator of which is the number of days of that year of the Term and the denominator of which is 365. Notwithstanding any other provision herein to the contrary, it is agreed that in the event that the Building is not fully occupied at any time during the Term, an adjustment shall be made in computing the Operating Expenses for such year so that the Operating Expenses shall be computed for such year as though the Building had been fully occupied during such year.

         6.       Security Deposit. None.

         7. Obligations of Landlord. So long as Tenant shall perform each and every obligation to be performed by Tenant hereunder, Landlord agrees that Tenant shall quietly Leased Premises in accord with the provisions hereof and that Landlord shall:

         (a) Keep the foundations, the exterior walls and the roof of the Building in good repair, ordinary wear and tear excepted; provided, however, if the need for such repairs is directly or




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                  indirectly attributable to or results from any activity being conducted by Tenant within the Leased Premises, Tenant agrees to reimburse Landlord for all costs and expenses incurred by Landlord with respect to such repairs. Landlord shall commence any repairs it is required to do hereunder as soon as reasonably practicable after receiving written notice from Tenant of the necessity for such repairs, but in no event shall Landlord be required to make any other repairs.

         (b) Maintain all common areas within the Building or land adjacent thereto, including, but not limited to, the exterior improvements to the property adjacent to the Building such as shrubbery, landscaping, fencing and exterior lighting; and

         (3) Maintain all electrical, plumbing or other systems which service not only the Tenant, but all tenants in the building.

         To the extent that any of the foregoing constitute "Operating Expenses" as defined in Paragraph 5 of this Lease , the same shall be allocated to the Tenant as set forth in said paragraph. It is understood that Landlord does not warrant that any of the services and utilities referred to above will be free from interruption from causes beyond the reasonable control of Landlord. Such interruption of service or utilities shall never be deemed an eviction or disturbance of Tenant's use and possession of the Leased Premises or any part thereof or render Landlord liable to Tenant for damages by abatement of rent or otherwise or relieve Tenant from performance of Tenant's obligations under this Lease.

         8.       Maintenance and Repair.

         8.1 Acceptance by Tenant. Tenant's taking possession of the Leased Premises constitutes acknowledgment that Tenant has received the Leased Premises in good order and condition. Landlord makes no warranty or representation regarding the physical condition of any part of the Leased Premises or to the suitability or fitness of the Leased Premises or any part thereof for any particular purpose.

         8.2 Tenant's Maintenance Obligations. During the Term hereof




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Tenant shall, at its expense, take good care of the Leased Premises (including all of Landlord's fixtures and appurtenances therein or thereon) and shall complete and perform all routine maintenance and repairs to the Leased Premises as soon as same are necessary, including, but not limited to all HVAC repairs to the Leased Premises. Tenant shall obtain at its expense a HVAC maintenance contract to provide routine service to the HVAC system in the Leased Premises. Tenant shall not be required to make capital improvements/repairs to the Leased Premises. Tenant's obligations to maintain, repair and replace the Leased Premises shall exclude all (i) building systems located within the Building that service the entire Building (ii) broken or damaged glass, provided that if such damage was caused by the negligence of the Tenant or its customers or employees any costs of repair shall be charged to Tenant; (iii) damage by vandals (iv) the common area walls, ceilings, floors and floor coverings (including carpets and tiles of the common area of the Building); (v) the exterior improvements to the Land such as shrubbery, landscaping, fencing and exterior lighting; (vi) snow plowing and ice removal; (vii) the common areas located within the Building, including the common entrances, corridors, doors and windows, stairways and lavatory facilities; and (vii) all necessary repairs and replacements to the roof, exterior and bearing walls of the Building and support beams, foundation columns and lateral support thereto. All repairs made by the Tenant shall be equal in quality and workmanship to the original work. Any of the foregoing expenses incurred by Landlord in performing its duties which shall constitute "Operating Expenses" as defined in Paragraph 5 shall be allocated to the Tenant as provided therein.

         8.3 Failure to Maintain. If Tenant fails to comply with the provisions of this Section 8, Landlord may give Tenant written notice of such failure to comply, specifying the maintenance or repairs to be made by Tenant. If the maintenance or repairs are not completed by Tenant within twenty (20) days after said notice, Landlord may have the work done at Tenant's expense, and the cost of the same shall become Additional Rent payable by Tenant to Landlord upon written demand from Landlord. Notwithstanding the foregoing, if the maintenance or repair is not susceptible of cure within twenty (20) days or if any cause beyond Tenants reasonable control (except for payments to be made by Tenant) delays Tenants completion of the maintenance or repair, said twenty (20) day period shall be extended by the length of the delay so long as Tenant




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has commenced the cure within said twenty (20) day period and diligently prosecutes the same thereafter. if the required maintenance and repairs are of an emergency nature or threaten the security or safety of the Building or persons, Landlord may act on Tenant's behalf without notice to Tenant.

         9. Covenants of Tenant. Tenant agrees, during the Lease Term or any extension or renewal thereof that it shall:

         (a) Observe and comply with all governmental ordinances, laws and regulations and all such rules and regulations as from time to time may be put in effect by Landlord, or Landlord's designated managing agent, for the general safety, comfort, and convenience of Landlord, occupants and tenants of the Building, including, without limitation, Building signage and graphics standards, use of designated common areas and other Building areas, security measures, and similar matters.

         (b) Give Landlord and Landlord's managing agent access to the Leased Premises, at any time during emergencies and at all reasonable times, without charge or diminution of rent, to enable Landlord to examine or exhibit the same and to make such inspections, repairs, additions and alterations as Landlord deems necessary or may be required to make hereunder.

         (c) Keep the Leased Premises in good order and condition; Tenant shall be responsible for payment of all costs incurred by Landlord in replacing all broken glass with glass of the same quality, save only glass broken by fire and extended coverage risks; and Tenant shall commit no waste on the Leased Premises.

         (d) Pay for all replacement electric lamps and ballasts in the Leased Premises.

         (e) Upon the termination of this Lease in any manner whatsoever, remove Tenant's goods and effects and those of any other person claiming under Tenant, and quit and deliver up the Leased Premises to Landlord peaceably and quietly in as good




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                  order and condition as the same are in at the commencement of the term or thereafter were put in by Landlord or Tenant, reasonable use and wear expected. Goods and effects not removed by Tenant at the termination of this Lease, however terminated, shall be considered abandoned, and Landlord may dispose of the same as it deems expedient at Tenant's expense. Tenant shall be responsible for payment of all costs incurred by Landlord for any restoration of the Leased Premises needed by virtue of the removal of Tenant's goods and effects whether removed by Tenant or Landlord.

         (f) Not assign this Lease or sublet all or any part of the Leased Premises voluntarily, involuntarily or by operation of law, or through change in the ownership of Tenant if Tenant is a corporation or a partnership, without first obtaining Landlord's written consent thereto.

         (g) Not place signs on or about the Leased Premises or the Building without first obtaining Landlord's written consent thereto.

         (h) Not overload, damage or deface the Leased Premises or the Building or do any act which may make void or voidable any insurance on the Leased Premises or the Building, or which may render an increased or extra premium payable for insurance.

         (i) Not install asbestos or any asbestos containing material within the Leased Premises or the Building and not make any alterations or additions to the Leased Premises without the prior written consent of the Landlord and until payment and completion bonds therefore have been approved by Landlord; and all alterations, additions or improvements (including carpeting or other floor covering) which may be made by either of the parties hereto upon the Leased Premises, except moveable office furniture and equipment, shall at Landlord's election, be the property of Landlord and shall remain upon and be surrendered with the Leased Premises, as a part thereof, at the termination of this Lease.



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         (j)      Keep the Leased Premises and the Building free from any
                  mechanics', materialmens', contractors' or other liens arising from, or any Claims for damages growing out of, any work performed, materials furnished or obligations incurred by or on behalf of Tenant. Tenant shall indemnify and hold harmless Landlord from and against any such lien, or claim or action thereon, and reimburse Landlord promptly upon demand therefore by Landlord for costs of suit and reasonable attorneys' fees incurred by Landlord in connection with any such lien, claim or action.

         (k) Maintain at its expense at all times during the Term (i) a policy or policies of public liability insurance with respect to the Leased Premises and the business of Tenant, with limits of not less than $1,000,000 combined single limit; and (ii) a policy or policies of all risk insurance insuring Tenant's leasehold improvements, trade fixtures and other personal property for the full insurable value thereof. All such insurance policies shall provide for at least thirty (30) days prior written notice to Landlord before cancellation or amendment, name Landlord as an additional insured thereon, filed with Landlord prior to Tenant's occupancy of the Leased Premises and at all times thereafter during the Term.

         10. Hazardous Substances. Tenant and Landlord agree to the definition of Hazardous Substance as follows: the term "Hazardous Substance", as used in this paragraph, shall mean those substances and waste which are defined as hazardous in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq., including, but not limited to, those substances listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101) and shall include, without limitation, flammables, explosives, radioactive materials, asbestos, polychlorinated biphenyls (PCBs), chemicals known to cause cancer or reproductive toxicity, pollutants, contaminants, hazardous wastes, toxic substances or related materials, petroleum and petroleum products, and substances including, without limitation, Freon or other chlorofluorocarbons declared to be hazardous or toxic or regulated or banned under any law or regulation now or hereafter enacted or promulgated by any government authority




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(hereinafter, collectively, "Hazardous Substances").

         Tenant shall not cause or permit to occur: (a) any violation of any federal, state, or local law, ordinance, or regulation now or hereafter enacted, related to environmental conditions on, under, or about the Leased Premises, or arising from Tenant's use or occupancy of the Leased Premises, including, but not limited to, soil and ground water conditions; or (b) the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substance on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substance.

         Tenant agrees to Environmental Cleanup as follows: (a) Tenant shall, at Tenant's own expense, comply with all laws regulating the use, generation, storage, transportation, or disposal of Hazardous Substances ("Laws"); (b) Tenant shall, at Tenant's own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the "Authorities") under the Laws; (c) should any Authority or any third party demand that a cleanup plan be prepared and that a cleanup be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Leased Premises, or which arises at anytime from Tenant's use or occupancy of the Leased Premises, then Tenant shall, at Tenants own expense, prepare and submit the required plans and all related bonds and other financial assurances; and Tenant shall carry out all such cleanup plans; (d) Tenant shall promptly provide all information regarding the use, generation, storage of transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this Paragraph within a reasonable time, Landlord may do so; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Laws to the Leased Premises and Tenant's use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord's request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Law shall constitute a waiver of any of Tenant's obligations under this Paragraph; (e) Tenant will, at and to the extent of any written request of Landlord remove from the Leased Premises at the end of Term, at Tenant's expense and in accordance with




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any applicable laws or regulations, equipment (including refrigeration equipment and enhancements to the Building's standard HVAC systems) that contains, uses or generates Freon or any other chlorofluorocarbons, whether or not such removal is then required by applicable laws or regulations; (f) Tenant's obligations and liabilities under this Paragraph shall survive the expiration of this Lease. Tenant agrees to Tenant's Indemnity as follows: (a) Tenant shall indemnify, defend, and hold harmless Landlord, the manager of the property, and their respective officers, directors, beneficiaries, shareholders, partners, agents, and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including attorneys' and consultants' fees) arising out of or in any way connected with any deposit, spill, discharge, or other release of Hazardous Substances that occurs during the term of this Lease, at or from the Leased Premises, or which arises at any time from Tenant's use or occupancy of the Leased Premises, or from Tenant's failure to provide all information, make all submissions, and take all steps required by all Authorities under the Laws and all other environmental laws; (b) Tenant's obligations and liabilities under this Paragraph shall survive the expiration of this Lease.

         Tenant's obligations under this Paragraph to do or not to do a specified act shall extend to and include Tenant's obligation for all conduct of Tenant's employees, agents and invitees.

         11.       Alterations and Additions.

         11.1 Tenant's Alterations. Tenant may, at any time and from time to time during the term of this Lease and at its sole cost and expense, make additions to or alterations, substitutions, removals or replacements of the Improvements ("Alterations") provided, however, that (a) the total market value of the Leased Premises shall not be lessened by reason of any such Alterations,
(b) any Alterations shall be done in a good and workmanlike manner, (c) all such Alterations shall be expeditiously completed and in compliance with all applicable Laws, (d) the nature, scope and effect of the Alterations shall be subject to Landlord's prior written consent, which consent shall not be unreasonably withheld, but which consent may be conditioned upon Tenant removing all or part of the proposed Alterations at its expense at the expiration or termination of



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this Lease and restoring the Leased Premises to the condition existing prior to the Alterations, (e) the plans and specifications for all Alterations shall be submitted to Landlord for Landlord's review and approval, which approval shall not be unreasonably withheld, (f) all Alterations shall be completed by contractors and subcontractors reasonably acceptable to Landlord and further, as a condition of the approval of Alterations, Landlord may specify which contractors and subcontractors must be used with respect to the Alterations, (g) Tenant shall comply with all reasonable insurance requirements of Landlord, together with any other reasonable requirements of the holder of any mortgage covering the Leased Premises; and (h) Tenant shall promptly pay all costs and expenses and discharge any and all liens arising with respect to the construction of the Alterations. Title to all Alterations made by Tenant, except trade fixtures, shall become the property of Landlord at the termination of this Lease. Upon the request of Landlord, Tenant shall deposit with Landlord a surety bond or other security satisfactory to Landlord to assure the completion of any such Alterations. Tenant shall procure and pay for all required permits, certificates and licenses in connection with Alterations.

         11.2 Landlord Alterations. Landlord shall have no obligation relating to alterations or the improvements to the Leased Premises. Notwithstanding the foregoing, however, Landlord shall at all times have the right to further improve the Land, in its absolute discretion including, without limitation, the right to erect onto the Land parking structure(s) or facilities or additional building(s) provided that no such improvements to the Land shall unreasonably interfere with access to and/or use of the Leased Premises.

         12. Loss by Casualty. In the event of any damage or destruction to the Leased Premises by fire or other cause during the term hereof, the following provisions shall apply;

         (a) If the Building is damaged by fire or any other cause to such extent that the cost of restoration, as reasonably estimated by Landlord, will equal or exceed thirty percent (30%) of said replacement value of the Building (exclusive of foundations) just prior to the occurrence of the damage, or if in the opinion of the Landlord such damages cannot be restored or




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                  repaired within one hundred twenty (120) days from the date of such casualty, then Landlord may, no later than the sixtieth
                  (60th) day following the damage, give Tenant written notice of Landlord's election to terminate this Lease.

         (b) If the cost of restoration as estimated by Landlord will equal or exceed fifty percent (50%) of said replacement value of the Building and if the Leased Premises are not suitable as a result of said damage for the purposes for which they are demised hereunder, in the reasonable opinion of Tenant, then Tenant may, no later than the sixtieth (60th) day following the damage, give Landlord a written notice of election to terminate this Lease.

         (c) If the cost of restoration as estimated by Landlord shall amount to less than thirty percent (30%) of said replacement value of the Building, or if, despite the cost, Landlord does not elect to terminate this Lease, Landlord shall restore the Building and the Leased Premises with reasonable promptness, subject to delays beyond Landlord's control and delays in the making of insurance adjustments by Landlord; and Tenant shalt have no right to terminate this Lease except as herein provided Landlord shall not be responsible for restoring or repairing leasehold improvements installed by or paid for by Tenant.

         (d) In the event of either of the elections to terminate, this Lease shall be deemed to terminate on the date of the receipt of the notice of election and all rentals shall be paid up to the date. Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease.

         (e) In any case where damage to the Building shall materially affect the Leased Premises so as to render them unsuitable in whole or in part for the purposes for which they are demised hereunder, then, a portion of the rent based upon the amount of the extent to which the Leased Premises are rendered unsuitable shall be abated until repaired or restored.



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         13. Eminent Domain. In the event of any eminent domain or condemnation proceeding or private sale in lieu thereof in respect to the Leased Premises during the term thereof, the following provisions shall apply:

         (a) If the whole of the Leased Premises shall be acquired or condemned by eminent domain for any public or quasi-public use or purpose, then the term of the Lease shall cease and terminate as of the date possession shall be taken in such proceeding and all rental shall be paid up to that date.

         (b) If any part constituting less than the whole of the Leased Premises shall be acquired or condemned as aforesaid, and in the event that said partial taking or condemnation shall materially affect the Leased Premises so as to render the Leased Premises unsuitable for the business of the Tenant, in the reasonable opinion of Landlord, then the term of this Lease shall cease and terminate as of the date possession shall be taken by the condemning authority and rent shall be paid to the date of such termination.

                  In the event of a partial taking or condemnation of the Leased Premises which shall not materially affect the Leased Premises so as to render the Leased Premises unsuitable for the business of the Tenant, in the reasonable opinion of the Landlord, this Lease shall continue in full force and affect but with a proportionate abatement of the Base Rental and additional rent based on the portion, if any, of the Leased Premises taken. Landlord reserves the right, at its option, to restore the Building and the Leased Premises to substantially the same condition as they were prior to such condemnation. In such event, Landlord shall give written notice to Tenant, within 30 days following the date possession shall be taken by the condemning authority, of Landlord's intention to restore. Upon Landlord's notice of election to restore, Landlord shall commence restoration and shall restore the Building and the Leased Premises with reasonable promptness, and Tenant shall have no right to terminate this Lease except as herein provided. Upon completion of such restoration, the rent shall




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                  be adjusted based upon the portion, if any, of the Leased
                  Premises restored.

         (c) All damages in the event of any condemnation shall belong to the Landlord, however, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment.

         14. Liability and Indemnity. Save for its gross negligence, Landlord shall not be responsible or liable to Tenant for any loss or damage (i) that may be occasioned by or through the acts or omissions of persons occupying any part of the Building or any persons transacting any business in or about the Building or persons present in or about the Building for any other purpose or (ii) for any loss or damage resulting to Tenant or its property from burst, stopping or leaking water, sewer, sprinkler or steam pipes or plumbing fixtures or from any failure of or defect in any electric line, circuit or facility. Tenant shall defend, indemnify and save Landlord harmless from and against all liabilities, damages, claims, costs, charges, judgments and expenses, including, but not limited to, reasonable attorneys' fees, which maybe imposed upon or incurred or paid by or asserted against Landlord, the Leased Premises or any interest therein or in the Building by reason of or in connection with any use, non-use, possession or operation of the Leased Premises, or any part thereof, any negligence or tortious act on the part of Tenant or any of its agents, contractors, servants, employees, licensees or invitees, any accident, injury, death or damage to any person or property occurring in, on or about the Leased Premises or any part thereof, and any failure on the part of Tenant to perform any of the terms or conditions of this Lease provided, however, that nothing contained in this paragraph shall be deemed to require Tenant to indemnify Landlord with respect to any gross negligence or tortious act committed by Landlord or to any extent prohibited by law.

         15.      Default.

         15.1 Events of Default. Any of the following occurrences or acts shall constitute an event of default under this Lease:

                  15.1.1 Lease Terms. Tenant (a) fails to make payment of any installment of Base Rent or Additional Rent within five (5) days after the date when due or (b) fails to observe or perform any of Tenant's other covenants, agreements or obligations pursuant to this Lease and fails to cure such non-monetary default within twenty
                           (20) days after Landlord's written notice to Tenant specifying such default or defaults;

                  15.1.2 Insolvency. Tenant files a petition in bankruptcy or is adjudicated a bankrupt or insolvent or makes an assignment for the benefit of its creditors or admits in writing its inability to pay its debts generally as they become due and such petition, adjudication, assignment or admission is not discharged or denied within thirty (30) days;

                   15.1.3 Appointment. A receiver, trustee or liquidator of all or substantially all of the property of Tenant or of the Leased Premises is appointed in any proceeding brought by Tenant and such appointment is not discharged within thirty (30) days;

                   15.1.4 Abandonment. The Leased Premises are abandoned or left unoccupied for thirty (30) calendar days;

                   15.1.5 Other Agreements. Tenant shall default in any other agreement relating to the sale of the assets of Kennsco, Inc., to which agreement Tenant is a party.

         15.2 Extension of Cure Period. Notwithstanding the foregoing provisions of this Section 14, if a default not related to the payment of amounts to Landlord is not susceptible of cure within the specified time period due to causes beyond Tenant's reasonable control (except for payments to be made by Tenant), the specified period shall be extended a reasonable period of time (not to exceed sixty (60) days), provided Tenant has commenced the cure within said specified period and diligently prosecutes the same thereafter.

         15.3 Termination. Upon an event of default, Landlord shall have the right (but not the obligation) to terminate this Lease by written notice to Tenant. Thereupon, all right, title and interest of Tenant shall immediately expire as fully and completely as if the date specified were the Termination Date. In that event, Tenant shall then peaceably and quietly quit the Leased Premises and surrender the same to Landlord, but Tenant shall remain liable as provided in Section 14.4 of this Lease. If such notice is given, Landlord shall have the immediate right of reentry and possession of the Leased Premises and the right to remove all persons and property from the Leased Premises. Upon taking possession, Landlord may make such alterations and repairs to the Leased Premises as Landlord deems necessary and appropriate and Landlord may, from time to time, relet all or any portion of the Leased Premises for such term or terms and such rental or rentals and upon such other terms and conditions as Landlord, it in its sole discretion, deems advisable.

         15.4 Landlord's Reentry Without Termination. Landlord may elect to reenter and obtain possession of the Leased Premises by reason of or following an event of default, with or without terminating this Lease in the manner set forth in Section 14.3 above. Thereupon, Landlord shall have the right, at Landlord's option and without notice: (a) to repair or alter the Leased Premises in such manner as Landlord may deem necessary or advisable so as to put the Leased Premises in good order and to make the same rentable and O,) to relet the Leased Premises or any part of the Leased Premises. No such reentry or taking of possession of the Leased Premises by Landlord shall be construed as an election on Landlord's part to terminate this Lease unless a notice of such intention be given to Tenant or unless the termination of this Lease is decreed by a court of competent jurisdiction.

                  15.4.1 Payment of Landlord's Expenses. If Landlord does reenter the Leased Premises, Tenant shall pay to Landlord on demand all expenses incurred by Landlord in (a) obtaining possession, (b) altering, repairing and putting the Leased Premises in good order and condition, and (c) reletting the same, including (i) reasonable fees of attorneys, architects, and other experts and (ii) any other legitimate expenses or commissions.

                  15.4.2 Continuing Payment of Rent. In the event of any expiration or termination of Term of this Lease or re-entry or possession of the Leased Premises by reason of the occurrence of an Event of Default, Tenant shall pay to Landlord all Base Rent, Additional Rent and all other sums required to be paid by Tenant through and including the date of such expiration, termination, reentry or repossession; and thereafter, until the end of what would have been the Term of this Lease in the absence of such expiration, termination, re-entry or re-possession (whether or not the Leased Premises shall have been relet) and Tenant shall be liable to Landlord for and shall pay to Landlord, as liquidated and agreed current damages, all Base Rent, Additional Rent and all other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination, re-entry or repossession less the net proceeds, if any, of any reletting affected for the account of Tenant after deducting therefrom the expenses set forth in Section 14.4.1 hereof Tenant shall pay such current damages on the days on which Base Rent would be payable under this Lease in the absence of such expiration, termination, re-entry or repossession and Landlord shall be entitled to recover the same from Tenant on each day. Landlord shall have, from time to time, the right to begin and maintain successive actions or other legal proceedings against Tenant for the recovery of such amounts and such other sums payable pursuant to this Lease. At any time after such termination or repossession, whether or not Landlord shall have collected any current damages as aforesaid, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord on demand, as and for liquidated and final damages for Tenant's default hereunder (in addition to Landlord's expenses set forth in Section 14.4.1 hereof) an amount equal to the then present value of the excess of the Base Rent and other sums or charges reserved under this Lease from the date of such termination or repossession for what would be the then unexpired Term if the same had remained in effect, over the amount of rent Tenant establishes that Landlord could in all likelihood actually receive for the Leased Premises for the same period. Said present value to be arrived at on the basis of a discount of four percent (4%) per annum. Tenant's liability hereunder shall survive the termination or expiration of this Lease or any action to secure possession of the Leased Premises. Nothing contained in this Lease shall be deemed to require Landlord to wait until the Termination Date to begin such action or other legal proceedings.

         16.      Additional Rights of Landlord.

         16.1 Enforcement Rights. No right or remedy in this Lease conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy, and each and every right and remedy of Landlord shall be cumulative and in addition to any other right or remedy given Landlord pursuant to this Lease, or now or at any time existing at law or in equity. In addition to the other remedies provided by this Lease, Landlord shall be entitled to (a) injunctive relief in case of the violation or attempted or threatened violation of any of the covenants, agreements, conditions or provisions of this Lease, (b) a decree compelling performance of any of the covenants, agreements, conditions or provisions of this Lease, or (c) any other remedy allowed to Landlord at law or in equity.

         16.2 Non waiver. The failure of Landlord to insist at any time upon Tenant's strict performance of any of the covenants or agreements contained in this Lease shall not be construed as a waiver or a relinquishment of such covenants or agreements for the future. Landlord's receipt of any Base Rent or Additional Rent, with knowledge of a breach by Tenant of any covenant or agreement contained in this Lease shall not be deemed a waiver of such breach. No waiver by either party of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by the party waiving the same.

         17. Notices. All rent and other payments required to be made by Tenant shall be payable to Landlord at the address set forth below, or any other address Landlord may specify' from time to time by written notice delivered to Tenant. All payments required to be made by Landlord to Tenant shall be payable to Tenant at the address set forth below, or at any other address within the United States as Tenant may specify from time to time by written notice. Any written notice or document required or permitted to be delivered by this Lease shall be deemed to be delivered (whether or not actually received) when deposited in United States mail, postage paid, certified mail, return receipt requested, addressed to the parties at their respective address set out below:

         TENANT:         Wareforce.com, Inc.
                         291 Rosecrans Avenue, Suite 155
                         El Sequndo, CA. 90245
                         Attn.: General Counsel

         LANDLORD:       Kenneth H. Searl, Jr.
                         900 East Shady Lane
                         Wayzata, Minnesota 55391

         18. Option to Extend Term. Provided Tenant is not in default of this Lease, Tenant is hereby granted the option to extend the term of this Lease for one additional term of two (2) years which shall commence on the first day after the end of the initial term of this Lease. Said option shall only be exercised by Tenant delivering written notice thereof to Landlord not less than one hundred eighty (180) days prior to the expiration of the initial term. The terms and conditions during the extended term shalt be the same as the terms and conditions during the initial term of this Lease, except that the annual Base Rental payable during each lease year during the extended term shall be two hundred twenty five thousand ($225,000) dollars and shall be payable in equal monthly installments of eighteen thousand seven hundred fifty ($18,750) dollars in advance on or before the first day of each calendar month during the extended term.

         19. Holding Over. In the event of holding over by Tenant after the expiration or termination of this Lease, Tenant shall be deemed to be occupying said Leased Premises as a Tenant from month to month subject to all of the applicable terms and provisions of this Lease, except that Tenant shall pay Landlord as rental for the period of such hold over an amount equal to 150% of the rent payable by Tenant for the immediately proceeding month. Tenant agrees to vacate and deliver the Leased Premises to Landlord upon Tenant's receipt of written notice from Landlord to vacate. The rental payable during the hold over period shall be payable to Landlord on demand. No holding over by Tenant with or without consent of Landlord, shalt operate to extend this Lease except as otherwise expressly provided.

         20. Subordination to Mortgage. Tenant agrees that this Lease shall be subordinate to any first mortgage that may now or hereafter be placed upon the Building or any part thereof, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, and extensions thereof, provided the mortgagee named in such mortgage shall agree to execute an agreement, sometimes referred to as a "non-disturbance agreement", which shall provide that, so long as Tenant shall not be in default under this Lease, Tenant's possession of the Leased Premises and its rights under this Lease shall not be disturbed by said mortgage, by foreclosure, or otherwise. In confirmation of such subordination, Tenant shall execute and deliver within ten (10) days following a request therefore, any reasonable instrument, in recordable form, as required by Landlord's mortgagee. In the event of any mortgagee electing to have the Lease Agreement a prior encumbrance to its mortgage, then in such event upon such mortgagee noting Tenant to that effect, this Lease Agreement shall be deemed prior in encumbrance to the said mortgage, whether this Lease Agreement is dated prior to or subsequent to the date of said mortgage.

         21. Estoppel Certificates. Tenant agrees, within ten (10) days following Landlord's request, to execute either an estoppel certificate addressed to any mortgagee of Landlord or any purchaser of Landlord's interest or a third party agreement among Landlord, Tenant and such mortgagee(s) certifying as to such facts (if true) and agreeing to such notice provisions and other matters as may be reasonably required by Landlord or Landlord's mortgagee.

         22. Successors and Assignees. This Lease shall be binding upon and inure to the benefit of Landlord, its successors and assignees and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignments may be approved by Landlord hereunder, Tenants assigns.

         23. Rights Cumulative; Governing Law. All rights and remedies of Landlord under this Lease shall be cumulative and none shall exclude any of the rights or remedies allowed by law; and this Lease is declared to be a Minnesota State contract, and all of the terms hereof shall be construed according to the laws of said state.

         24. Attorney's Fees. In the event either party places the enforcement of this Lease or any part thereof, or the collection of any rent due or to become due hereunder, or recovery of the possession of the Leased Premises in the hands of an attorney, or file suit upon the same, the non-prevailing (or defaulting) party shall pay the other parties reasonable attorney's fees and court costs as any court shall deem reasonable and equitable.

         25. Access; Changes in Building Facilities; Name. All portions of the Building except the inside surfaces of all walls and doors bounding the Leased Premises, and any space in or adjacent to the Leased Premises used for shafts, stacks, pipes, conduits, fan rooms, ducts electric or other utilities, sinks or other Building facilities, and the use thereof, as well as access thereto through the Leased Premises for the purposes of operation, maintenance, decoration and repair, are reserved to Landlord and Landlord's managing agent. Landlord reserves the right, at any time, without incurring any liability to Tenant therefor, to make such changes in or to the Building and the fixtures and equipment thereof, as well as in or to the street entrances, halls, passages, concourse, elevators, escalators, stairways and other improvements thereof, as it may deem necessary or desirable. Landlord may adopt any name for the Building and Landlord reserves the right to change the name or address of the Building at anytime.

         26. Commissions. Unless otherwise agreed in writing, if Tenant has dealt with any person or real estate broker in respect to leasing or renting space in the Building. excepting the exclusive leasing agent for the Building, Tenant shall be solely responsible for the payment of any fee due said person or firm and Tenant shall hold Landlord free and harmless from and against any liability in respect thereto. Landlord shall be solely responsible for the payment of any fee due the exclusive leasing agent for the Building.

         27. Assignment by Tenant. Tenant shall not assign or in any manner transfer or encumber this Lease or the Leased Premises or any interest in or of the same, nor sublet all or any part of the Leased Premises, nor permit occupancy by anyone with, through or under it, without the previous written consent of Landlord which consent will not be unreasonably withheld. Consent by Landlord to one or more assignment of this Lease or to one or more subletting of the Leased Premises shall not operate as a waiver of Landlord's rights under this Section 27 to any subsequent assignment or subletting. This prohibition includes any subletting, assignment or transfer which would otherwise occur by operation of law. Notwithstanding the foregoing, Tenant may, without Landlord's consent, sublease the Leased Premises to any company owned and controlled by Tenant provided any such sublease shall be subject to the terms of this Lease and further provided that any sublease shall not relieve, limit or release Tenant from any liability to Landlord hereunder for the full and timely performance of this Lease. No assignment or subletting shall release Tenant or any guarantor of this Lease of any of its obligations under this Lease or be construed or taken as a waiver of any of Landlord's rights or remedies pursuant to this Lease.

         Landlord and Tenant agree that the absence of any one of the following factors, or any other reasonable factor, may be reasonable grounds for denying the Tenant's request:

         (i) Financial strength of the proposed subtenant/assignee must be at least equal to that of the existing Tenant;

         (ii) Business reputation of the proposed subtenant/assignee must be in accordance with generally acceptable commercial standards;

         (iii) Use of the Leased Premises by the proposed subtenant/assignee must be reasonably acceptable to Lender;

         (iv) Percentage rents of the proposed subtenant/assignee, or the prospect of percentage rents, must be at least equal to that of the existing Tenant;

         (v) Managerial and operational skills of the proposed subtenant/assignee must be the same as those of the existing Tenant;

         (vi) Use of the Leased Premises by the proposed subtenant/assignee will not violate or create any potential violation of any laws;

         (vii) Use of the Leased Premises will not violate any other agreements affecting the Premises, the Landlord or other Tenants.

         28. Waiver of Subrogation. Anything in this Lease to the contrary not withstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights or recovery, claim, action or cause of action, against each other, their agents, officers and employees for any loss or damage that may occur to the Leased Premises, improvements to the Building of which the Leased Premises are a part, or personal property (building contents) within the Building, by reason of fire or the elements regardless of cause of origin, including negligence of Landlord or Tenant and their agents, officers and employees. Each party to this Lease agrees immediately to give each insurance company which has issued to its policies of fire and extended coverage insurance, written notice of the terms of the mutual waiver as contained in this paragraph, and to have the insurance policies property endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this paragraph.

         29. General. This Lease does not create the relationship of principal and agent or of partnership or of joint venture or of any association between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant. No waiver of any default of Tenant hereunder shall be implied from any omission by

Landlord to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. Each term and each provision of this Lease Agreement performable by Tenant shall be construed to be both a covenant and a condition. The marginal or topical headings of the several paragraphs and clauses are for convenience only and do not define, limit or construe the contents of such paragraphs or clauses. All preliminary negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement can only be modified or amended by an agreement in writing signed by the parties hereto. All provisions hereof shall be binding upon the heirs, successors and assigns of each party hereto.

         30. Right of Landlord To Enter Premises: Right to Show. Landlord, its employees and agents, may at all reasonable times enter the Leased Premises for the purposes of inspection, cleaning, repairing, altering or improving the Leased Premises or said Building, and shall have the right to place signs advertising availability of the Leased Premises for lease at any time during the last six months of the lease Term. During such period, Landlord shall also have the right to display the Leased Premises to prospective purchasers or lessees provided that Landlord shall not unreasonably interfere with the conduct of Tenant's business.

         31. Right of Tenant to Terminate Lease. Notwithstanding anything to the contrary contained herein, Tenant may, twenty-four (24) months after the date of execution of this Agreement, terminate this Agreement upon ninety (90) days prior written notice, which notice may be given in anticipation of the occurrence of the following events, without further obligation or liability to Landlord, if:

         (i) Tenant does not, as measured by Tenant's accountant using Generally Accepted Accounting Principals, have a positive cash flow for the cumulative twenty-four (24) month period; or

         (ii) Tenant, does not, as measured by Tenant's accountant using Generally Accepted Accounting Principals, have a positive net profit for the cumulative twenty-four (24) month period; and

         (iii) If either (i) or (i) above apply, Tenant has made a good faith effort to sublet the property herein.

         32. Incorporation of Exhibits. The following exhibits to this Lease are hereby incorporated by reference for all purposes as fully as if set forth at length herein:

         EXHIBIT A  Floor Plan of Leased Premises

         EXHIBIT B  Legal Description of Building

         IN WITNESS WHEREOF, the respective parties hereto have caused this Lease to be executed as of the day and year first above written.


TENANT:
WAREFORCE INCORPORATED


By: /s/Dan Ricketts
    ---------------
   Its: General Counsel
        ---------------


LANDLORD:


/s/Kenneth Searl
----------------
KENNETH H. SEARL, JR.